For Immediate Release	Inquiries: Felise Glantz Kissell (215) 409-7287 Kissell-Felise@aramark.com	Gene Cleary (215) 409-7945 Cleary-Gene@aramark.com
Aramark Reports First Quarter Earnings
YEAR-OVER-YEAR SUMMARY
•Revenue +3%; Organic Revenue +5%
◦Highest revenue for any quarter in Global FSS history
◦Foodservice revenue +5%; Foodservice Organic revenue +6%
•Operating Income +30%1; Adjusted Operating Income (AOI) +13%2
◦Record AOI for a first quarter in Global FSS history
◦Operating Income margin +100 bps1; AOI margin +40 bps2
•GAAP EPS +264%1 to $0.39; Adjusted EPS +25%2 to $0.51
◦Results reflected execution of profitable growth strategies across organization
•Expanded Global Supply Chain Footprint; Increased Purchasing Scale
◦Completed GPO acquisition in Europe, increasing supply chain spend by $500 million
◦Total Global Supply Chain spend exceeds $20.5 billion with enhanced capabilities in key geographies
•Commenced Share Repurchases; Returned Capital to Shareholders
◦Repurchased shares as part of the Company’s $500 million share repurchase program
◦Testament to the strong confidence in the business and the value-creating opportunities ahead
SUBSEQUENT TO FIRST QUARTER
•Extended Debt Maturities; Further Enhanced Financial Flexibility
◦Issued notice to fully repay $552 million of Senior Notes due April 2025
◦New term loans will be utilized to repay Senior Notes and refinance certain term loan maturities to 2030
Philadelphia, PA, February 4, 2025 - Aramark (NYSE: ARMK) today reported first quarter fiscal 2025 results.
"We are off to a great start in fiscal ‘25 as we remain committed to our strategic priorities: driving strong profitable top-line growth from base business and net new business; accelerating AOI growth from increased volume, supply chain efficiencies, and cost discipline; and leveraging our capital structure capabilities—most recently with our oversubscribed debt refinancing and repurchasing Aramark shares," said John Zillmer, Aramark’s Chief Executive Officer.
1Prior year Operating Income, Operating Income Margin, and GAAP EPS included expenses associated with the completion of the spin-off.
2On a constant currency basis

"Across the organization, we are focused and motivated to achieve the financial performance targets we have set for ourselves. I want to thank our employees for their tireless dedication to these goals, which I am confident we’ll achieve together.”

FIRST QUARTER RESULTS
Consolidated revenue was $4.6 billion in the first quarter, a 3% increase year-over-year, with Organic revenue growth of 5% compared to the prior year period. The growth in revenue more than offset the prior year exit of some lower margin Facilities accounts in the FSS United States segment. Foodservice revenue grew 5% and Foodservice Organic revenue increased 6% as a result of strong base business and net new business. The impact of currency translation reduced revenue by $62 million.

	Revenue
	Q1 '25	Q1 '24	Change (%)		Organic Revenue Change (%)
FSS United States	$3,301M	$3,213M	3%	*	3%	*
FSS International	1,251	1,195	5%		10%
Total Company	$4,552M	$4,408M	3%		5%
*The Change (%) and Organic Revenue Change (%) reflected the prior year exit of some lower margin Facilities accounts
Difference between Change (%) and Organic Revenue Change (%) reflected the impact of currency translation
May not total due to rounding

•FSS United States revenue growth was driven by 1) Business & Industry from higher participation rates, new client wins, and additional micro-market and vending services; 2) Education, primarily from Collegiate Hospitality, as a result of meal plan optimization; and 3) Corrections from strong new business wins—which more than offset the exit of Facilities accounts referenced above. The Facilities business would have experienced growth in the quarter without these account exits.
Foodservice revenue and Foodservice Organic revenue both increased 5% compared to the prior year period.
•FSS International revenue growth was broad-based across all geographic regions, largely from ongoing base business growth and net new business performance—with the U.K., Canada, Chile, and Ireland driving the increase. Revenue on a GAAP basis included the impact of currency translation.
Operating Income increased 30% year-over-year to $217 million, and AOI grew 13%2 to $258 million, representing an operating income margin increase of 100 basis points and an AOI margin increase of 40 basis points2 year-over-year. Profitability growth was due to the Company’s ability to leverage higher revenue levels, supply chain efficiencies, and effective management of in-unit costs. The impact of currency translation reduced operating income by $3 million.

	Operating Income			Adjusted Operating Income (AOI)
	Q1 '25	Q1 '24	Change (%)	Q1 '25	Q1 '24	Change (%)	Constant Currency Change (%)
FSS United States	$194M	$175M	11%	$229M	$202M	13%	13%
FSS International	54	46	16%	59	54	10%	15%
Corporate	(30)	(54)	44%	(30)	(25)	(21)%	(21)%
Total Company	$217M	$167M	30%	$258M	$231M	12%	13%
May not total due to rounding

Year-over-year profitability growth resulted from the following segment performance:
•FSS United States experienced higher base business volume combined with the maturity of new business, supply chain productivity, and efficiencies in operational performance.

•FSS International achieved higher base business volume and net new business, along with stronger supply chain economics, which more than offset reduced profit in Spain from severe flooding in the Valencia region that temporarily affected client operations.
•Corporate primarily reflected expenses associated with the GPO acquisition and higher share-based compensation. Prior year GAAP results included spin-off related expenses.

CASH FLOW AND CAPITAL STRUCTURE
As expected, the first quarter experienced a cash outflow associated with the Company's seasonal business cadence, specifically related to Collegiate Hospitality. Aramark reported stronger cash flow compared to the prior year period with Net Cash used in operating activities improving approximately $70 million and Free Cash Flow improving approximately $63 million. This performance was led by higher net income and favorable working capital.
At quarter-end, the Company had over $1.7 billion in cash availability.
Aramark commenced repurchasing shares toward the end of the first quarter as part of its $500 million share repurchase program announced in November 2024. To date, the Company has repurchased over 645,000 shares for an aggregate purchase price of approximately $25 million.
Aramark initiated steps subsequent to quarter-end to extend debt maturities and further enhance financial flexibility, including:
•Issued notice to fully repay $552 million of Senior Notes due April 2025, effective on February 18, 2025; and
•Completed a syndication process for $1.4 billion of new term loans due June 2030 with the proceeds to be used to repay $552 million of Senior Notes due April 2025 as well as to refinance certain term loans.
These actions are leverage neutral and at comparable interest rates.

DIVIDEND DECLARATION
The Company's Board of Directors approved a quarterly dividend of 10.5 cents per share of common stock, as announced on January 27, 2025. The dividend will be payable on February 24, 2025, to stockholders of record at the close of business on February 10, 2025.

BUSINESS UPDATE
Given the Company's success in both new account wins and client retention, Aramark continues to expect revenue growth to accelerate, particularly in the second half of the year, resuming double-digit top-line growth. The Company's new business pipeline across the organization remains significant, including in first-time outsourcing. Aramark is confident in its ability to achieve Net New of 4% to 5% of prior year revenue—with retention levels above 95%—in fiscal 2025 and beyond. As a result of the favorable trends in the business, the Company reaffirms its performance expectations for fiscal 2025.
In December 2024, Aramark completed the acquisition of the European-based GPO, Quantum Cost Consultancy Group, further strengthening the Company’s position as a leading global professional procurement and supply chain services provider. Quantum has managed spend of $500 million with operations in countries such as Spain, Portugal, Germany, and the Netherlands, serving hotels, restaurants, gaming destinations, and senior and youth residencies. Aramark’s Global Supply Chain spend now exceeds $20.5 billion with enhanced capabilities in key geographies.

OUTLOOK
The Company provides its expectations for organic revenue growth, Adjusted Operating Income growth (constant currency), Adjusted Earnings per Share growth (constant currency), and Net Debt to Covenant Adjusted EBITDA ("Leverage Ratio") on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the effect of currency translation. The fiscal 2025 outlook reflects management's current assumptions regarding numerous evolving factors that are difficult to accurately predict, including those discussed in the Risk Factors set forth in the Company's filings with the United States Securities and Exchange Commission.
Aramark continues to anticipate its full-year performance for fiscal 2025 as follows:

($ in millions, except EPS)	FY24	FY25* Outlook
	Reference Point	Year-over-year Growth[1]

Organic Revenue	$17,401	+7.5%	—	+9.5%

Adjusted Operating Income	$882	+15%	—	+18%

Adjusted EPS	$1.55	+23%	—	+28%

Leverage Ratio	3.4x	~3.0x

Adjusted EPS Outlook does not include benefit from potential share repurchases
* 53 week year
[1]Constant Currency, except Leverage Ratio

“We feel incredible momentum throughout the Company. Our new business pipeline is significant, and we are already having success this fiscal year in both new account wins and client retention,” Zillmer added. "We have the strategy, sales pipeline, and talent in place around the globe to capitalize on the many value-creating opportunities ahead. I firmly believe the best is yet to come.”

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 8:30 a.m. ET today to discuss its earnings and outlook. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's website, www.aramark.com, on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) proudly serves the world’s leading educational institutions, Fortune 500 companies, world champion sports teams, prominent healthcare providers, iconic destinations and cultural attractions, and numerous municipalities in 16 countries around the world with food and facilities management. Because of our hospitality culture, our employees strive to do great things for each other, our partners, our communities, and the planet. Learn more at www.aramark.com and connect with us on LinkedIn, Facebook, X, and Instagram.

Selected Operational and Financial Metrics

Adjusted Revenue (Organic)
Adjusted Revenue (Organic) represents revenue adjusted to eliminate the impact of currency translation.

Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the impact of amortization of acquisition-related intangible assets; severance and other charges; spin-off related charges and other items impacting comparability.

Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the impact of amortization of acquisition-related intangible assets; severance and other charges; spin-off related charges; the effect of debt repayments on interest expense, net, and other items impacting comparability, less the tax impact of these adjustments. The tax effect for Adjusted Net Income for our United States earnings is calculated using a blended United States federal and state tax rate. The tax effect for Adjusted Net Income in jurisdictions outside the United States is calculated at the local country tax rate.

Adjusted Net Income (Constant Currency)
Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation.

Adjusted EPS
Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding.

Adjusted EPS (Constant Currency)
Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation.

Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income from continuing operations attributable to Aramark stockholders adjusted for interest expense, net; provision for income taxes; depreciation and amortization and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. We also use Net Debt for our ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents and short-term marketable securities.

Free Cash Flow
Free Cash Flow represents net cash (used in) provided by operating activities less net purchases of property and equipment and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

Foodservice Adjusted Revenue (Organic)
Foodservice Adjusted Revenue (Organic) represents foodservice revenue adjusted to eliminate the impact of currency translation.

We use Adjusted Revenue (Organic), Foodservice Adjusted Revenue (Organic), Adjusted Operating Income (including on a constant currency basis), Adjusted Net Income (including on a constant currency basis), Adjusted EPS (including on a constant currency basis), Covenant Adjusted EBITDA and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating income, net income, earnings per share or net cash (used in) provided by operating activities, determined in accordance with GAAP. Adjusted Revenue (Organic), Foodservice Adjusted Revenue (Organic), Adjusted Operating Income, Adjusted Net Income, Adjusted EPS, Covenant Adjusted EBITDA and Free Cash Flow as presented by us may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules

Amortization of Acquisition-Related Intangible Assets - adjustments to eliminate amortization expense recognized on acquisition-related intangible assets.

Severance and Other Charges - adjustments to eliminate severance expenses in the applicable period ($6.2 million for the first quarter of 2024).

Spin-off Related Charges - adjustments to eliminate charges related to the Company's prior year spin-off of the Uniform segment, including accounting and legal related expenses, third party advisory costs and other costs. Adjustment also eliminates charitable contribution expense for the contribution of Vestis shares to a donor advised fund in order to fund charitable contributions ($8.8 million for the first quarter of 2024).

Gains, Losses and Settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of the Company's ongoing operational performance, primarily for expense for contingent consideration liabilities related to acquisition earn outs ($11.1 million for the first quarter of 2025 and $0.5 million for the first quarter of 2024) and charges related to hyperinflation in Argentina ($0.7 million for the first quarter of 2025 and $3.9 million for the first quarter of 2024).

Effect of Debt Repayments on Interest Expense, net - adjustments to eliminate expenses associated with the repayment of borrowings, including the 6.375% Senior Notes due 2025, by the Company in the applicable period such as charges related to the payment of a call premium ($23.9 million for the first quarter of 2024) and non-cash charges for the write-off of unamortized debt issuance costs ($7.9 million for the first quarter of 2024).

Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to Adjusted Net Income calculated based on a blended United States federal and state tax rate for United States adjustments and the local country tax rate for adjustments in jurisdictions outside the United States. Adjustment also eliminates the tax related impact of the Company's prior year spin-off of the Uniform segment, including a valuation allowance recorded based on the Company's ability to utilize foreign tax credits ($7.1 million charge for the first quarter of 2024), disallowed transaction costs ($2.6 million charge for the first quarter of 2024) and the restatement of the Company's deferred tax position ($1.9 million benefit for the first quarter of 2024).

Effect of Currency Translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, but are not limited to, statements under the heading "Outlook" and those related to our expectations regarding the performance of our business, our financial results, our operations, our liquidity and capital resources, the conditions in our industry and our growth strategy. In some cases, forward-looking statements can be identified by words such as "outlook," "aim," "anticipate," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time and actual results or outcomes may differ materially from those that we expected.

Some of the factors that we believe could affect or continue to affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, climate change, pandemics, energy shortages, sports strikes and other adverse incidents; geopolitical events including, but not limited to, the ongoing conflict between Russia and Ukraine and the ongoing conflict in the Middle East, global supply chain disruptions, inflation, volatility and disruption of global financial markets; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; currency risks and other risks associated with international operations, including compliance with a broad range of laws and regulations, including the United States Foreign Corrupt Practices Act; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with our distribution partners; the contract intensive nature of our business, which may lead to client disputes; the inability to hire and retain key or sufficient qualified personnel or increases in labor costs; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; risks associated with the completed spin-off of Aramark Uniform and Career Apparel ("Uniform") as an independent publicly traded company to our stockholders; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; laws and governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; increases or changes in income tax rates or tax-related laws; potential liabilities, increased costs, reputational harm, and other adverse effects based on our commitments and stakeholder expectations relating to environmental, social and governance considerations; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; our leverage; variable rate indebtedness that subjects us to interest rate risk; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; and other factors set forth under the headings "Part I, Item 1A Risk Factors," "Part I, Item 3 Legal Proceedings" and "Part II, Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on November 19, 2024 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website at www.aramark.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. Forward-looking statements speak only as of the date made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	December 27, 2024	December 29, 2023
Revenue	$4,552,086	$4,407,765
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	4,151,232	4,045,078
Depreciation and amortization	113,204	105,544
Selling and general corporate expenses	70,386	90,193
Total costs and expenses	4,334,822	4,240,815
Operating income	217,264	166,950
Interest Expense, net	75,804	114,562
Income Before Income Taxes	141,460	52,388
Provision for Income Taxes	35,757	23,871
Net income	105,703	28,517
Less: Net income (loss) attributable to noncontrolling interests	84	(19)
Net income attributable to Aramark stockholders	$105,619	$28,536

Earnings per share attributable to Aramark stockholders:
Basic	$0.40	$0.11
Diluted	$0.39	$0.11
Weighted Average Shares Outstanding:
Basic	264,882	262,053
Diluted	268,690	264,287

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	December 27, 2024	September 27, 2024
Assets

Current Assets:
Cash and cash equivalents	$484,149	$672,483
Receivables	2,201,099	2,096,928
Inventories	366,690	387,601
Prepayments and other current assets	242,875	249,550
Total current assets	3,294,813	3,406,562
Property and Equipment, net	1,602,582	1,573,193
Goodwill	4,713,625	4,677,201
Other Intangible Assets	1,826,131	1,804,602
Operating Lease Right-of-use Assets	677,095	638,659
Other Assets	592,420	574,154
	$12,706,666	$12,674,371

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$942,833	$964,286
Current operating lease liabilities	53,886	54,163
Accounts payable	1,104,769	1,394,007
Accrued expenses and other current liabilities	1,395,367	1,801,754
Total current liabilities	3,496,855	4,214,210
Long-Term Borrowings	4,976,953	4,307,171
Noncurrent Operating Lease Liabilities	247,244	241,012
Deferred Income Taxes and Other Noncurrent Liabilities	893,991	865,510
Commitments and Contingencies
Redeemable Noncontrolling Interests	9,739	7,494
Total Stockholders' Equity	3,081,884	3,038,974
	$12,706,666	$12,674,371

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Three Months Ended
	December 27, 2024	December 29, 2023
Cash flows from operating activities:
Net income	$105,703	$28,517
Adjustments to reconcile Net income to Net cash used in operating activities:
Depreciation and amortization	113,204	105,544
Increase in contingent consideration liability	11,127	—
Deferred income taxes	9,456	1,175
Share-based compensation expense	14,848	13,654
Changes in operating assets and liabilities	(801,426)	(825,112)
Payments made to clients on contracts	(61,032)	(45,075)
Other operating activities	20,968	64,220
Net cash used in operating activities	(587,152)	(657,077)
Cash flows from investing activities:
Net purchases of property and equipment and other	(117,788)	(111,201)
Acquisitions, divestitures and other investing activities	(113,051)	(86,767)
Net cash used in investing activities	(230,839)	(197,968)
Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	170,012	(1,310,776)
Net change in funding under the Receivables Facility	525,000	600,000
Payments of dividends	(27,860)	(24,915)
Proceeds from issuance of common stock	11,977	4,496
Other financing activities	(36,431)	(47,808)
Net cash provided by (used in) financing activities	642,698	(779,003)
Effect of foreign exchange rates on cash and cash equivalents and restricted cash	(18,960)	5,334
Decrease in cash and cash equivalents and restricted cash	(194,253)	(1,628,714)
Cash and cash equivalents and restricted cash, beginning of period	732,613	1,972,367
Cash and cash equivalents and restricted cash, end of period	$538,360	$343,653

Balance Sheet classification
(in thousands)	December 27, 2024	December 29, 2023
Cash and cash equivalents	$484,149	$295,597
Restricted cash in Prepayments and other current assets	54,211	48,056
Total cash and cash equivalents and restricted cash	$538,360	$343,653

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	December 27, 2024
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$3,301,016	$1,251,070		$4,552,086
Operating Income (as reported)	$193,719	$53,685	$(30,140)	$217,264
Operating Income Margin (as reported)	5.9%	4.3%		4.8%

Revenue (as reported)	$3,301,016	$1,251,070		$4,552,086
Effect of Currency Translation	1,014	60,615		61,629
Adjusted Revenue (Organic)	$3,302,030	$1,311,685		$4,613,715
Revenue Growth (as reported)	2.7%	4.7%		3.3%
Adjusted Revenue Growth (Organic)	2.8%	9.8%		4.7%

Operating Income (as reported)	$193,719	$53,685	$(30,140)	$217,264
Amortization of Acquisition-Related Intangible Assets	23,859	4,625	—	28,484
Gains, Losses and Settlements impacting comparability	11,127	693	—	11,820
Adjusted Operating Income	$228,705	$59,003	$(30,140)	$257,568
Effect of Currency Translation	278	2,743	—	3,021
Adjusted Operating Income (Constant Currency)	$228,983	$61,746	$(30,140)	$260,589

Operating Income Growth (as reported)	10.8%	16.1%	44.2%	30.1%
Adjusted Operating Income Growth	13.3%	10.1%	(20.9)%	11.7%
Adjusted Operating Income Growth (Constant Currency)	13.4%	15.2%	(20.9)%	13.0%
Adjusted Operating Income Margin	6.9%	4.7%		5.7%
Adjusted Operating Income Margin (Constant Currency)	6.9%	4.7%		5.6%

	Three Months Ended
	December 29, 2023
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$3,212,732	$1,195,033		$4,407,765

Operating Income (as reported)	$174,765	$46,243	$(54,058)	$166,950
Amortization of Acquisition-Related Intangible Assets	20,417	3,487	—	23,904
Severance and Other Charges	6,149	—	92	6,241
Spin-off Related Charges	—	—	29,037	29,037
Gains, Losses and Settlements impacting comparability	568	3,879	—	4,447
Adjusted Operating Income	$201,899	$53,609	$(24,929)	$230,579

Operating Income Margin (as reported)	5.4%	3.9%		3.8%
Adjusted Operating Income Margin	6.3%	4.5%		5.2%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	December 27, 2024	December 29, 2023
Net Income Attributable to Aramark Stockholders (as reported)	$105,619	$28,536
Adjustment:
Amortization of Acquisition-Related Intangible Assets	28,484	23,904
Severance and Other Charges	—	6,241
Spin-off Related Charges	—	29,037
Gains, Losses and Settlements impacting comparability	11,820	4,447
Effect of Debt Repayments on Interest Expense, net	—	31,757
Tax Impact of Adjustments to Adjusted Net Income	(8,989)	(15,120)
Adjusted Net Income	$136,934	$108,802
Effect of Currency Translation, net of Tax	1,602	—
Adjusted Net Income (Constant Currency)	$138,536	$108,802

Earnings Per Share (as reported)
Net Income Attributable to Aramark Stockholders (as reported)	$105,619	$28,536
Diluted Weighted Average Shares Outstanding	268,690	264,287
	$0.39	$0.11
Earnings Per Share Growth (as reported) %	264.1%

Adjusted Earnings Per Share
Adjusted Net Income	$136,934	$108,802
Diluted Weighted Average Shares Outstanding	268,690	264,287
	$0.51	$0.41
Adjusted Earnings Per Share Growth %	23.8%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$138,536	$108,802
Diluted Weighted Average Shares Outstanding	268,690	264,287
	$0.52	$0.41
Adjusted Earnings Per Share Growth (Constant Currency) %	25.2%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	December 27, 2024	December 29, 2023
Net Income Attributable to Aramark Stockholders (as reported)	$339,605	$628,493
Less: Income from Discontinued Operations, net of tax	—	(190,779)
Net Income from Continuing Operations Attributable to Aramark Stockholders	$339,605	$437,714
Interest Expense, net	327,958	451,087
Provision for Income Taxes	114,858	127,561
Depreciation and Amortization	443,207	412,803
Share-based compensation expense(1)	63,746	69,417
Unusual or non-recurring (gains) and losses(2)	(22,752)	(375,972)
Pro forma EBITDA for certain transactions(3)	5,151	6,406
Other(4)(5)	92,870	113,763
Covenant Adjusted EBITDA	$1,364,643	$1,242,779

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$5,919,786	$5,971,733
Less: Cash and cash equivalents and short-term marketable securities(6)	526,953	407,300
Net Debt	$5,392,833	$5,564,433
Covenant Adjusted EBITDA	$1,364,643	$1,242,779
Net Debt/Covenant Adjusted EBITDA(7)	4.0	4.5

(1) Represents share-based compensation expense resulting from the application of accounting for stock options, stock appreciation rights, restricted stock units, performance stock units and deferred stock unit awards.

(2) The twelve months ended December 27, 2024 represents the fiscal 2024 gain from the sale of the Company's remaining equity investment in the San Antonio Spurs NBA franchise ($25.1 million) and the fiscal 2024 non-cash charge for the impairment of certain assets related to a business that was sold ($2.3 million). The twelve months ended December 29, 2023 represents the fiscal 2023 gain from the sale of the Company's equity method investment in AIM Services, Co., Ltd. ($377.1 million) and the fiscal 2023 loss from the sale of a portion of the Company's equity investment in the San Antonio Spurs NBA franchise ($1.1 million).

(3) Represents the annualizing of net EBITDA from certain acquisitions and divestitures made during the period.
(4) "Other" for the twelve months ended December 27, 2024 includes adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($52.3 million), non-cash adjustments to inventory based on expected usage ($18.2 million), charges related to a ruling on a foreign tax matter ($6.8 million), severance charges ($6.7 million), non-cash charges related to the impairment of a trade name ($3.3 million), contingent consideration expense related to acquisition earn outs, net of reversals ($2.4 million), the impact of hyperinflation in Argentina ($2.2 million), income related to non-United States governmental wage subsidies ($1.1 million) and other miscellaneous expenses.

(5) "Other" for the twelve months ended December 29, 2023 includes the reversal of contingent consideration liabilities related to acquisition earn outs, net of expense ($59.4 million), adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($50.3 million), charges related to the Company's spin-off of the Uniform segment ($47.5 million), net severance charges ($39.1 million), the impact of hyperinflation in Argentina ($13.2 million), income related to non-United States governmental wage subsidies ($12.5 million), non-cash charges related to information technology assets ($8.2 million), net multiemployer pension plan withdrawal charges ($6.7 million), non-cash charges for inventory write-downs ($6.1 million), labor charges and other expenses associated with closed or partially closed locations from adverse weather ($5.4 million), non-cash charges for the impairment of operating lease right-of-use assets and property and equipment related to certain real estate properties ($3.3 million) and other miscellaneous expenses.
(6) Short-term marketable securities represent held-to-maturity debt securities with original maturities greater than three months, which are maturing within one year and will convert back to cash. Short-term marketable securities are included in "Prepayments and other current assets" on the Condensed Consolidated Balance Sheets.
(7) The twelve months ended December 29, 2023 has been restated to exclude the results of the Uniform segment for the entire period, including quarters prior to the spin-off.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW
(Unaudited)
(In thousands)

Three Months Ended
December 27, 2024
Net cash used in operating activities	$(587,152)

Net purchases of property and equipment and other	(117,788)

Free Cash Flow	$(704,940)

Three Months Ended
December 29, 2023
Net cash used in operating activities	$(657,077)

Net purchases of property and equipment and other	(111,201)

Free Cash Flow	$(768,278)

Three Months Ended
Change
Net cash provided by operating activities	$69,925

Net purchases of property and equipment and other	(6,587)

Free Cash Flow	$63,338

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FOODSERVICE ADJUSTED REVENUE (ORGANIC)
(Unaudited)
(In thousands)

	Three Months Ended
	December 27, 2024
	FSS United States	FSS International	Aramark and Subsidiaries
Revenue (as reported)
Food	$2,894,829	$1,031,933	$3,926,762
Facilities	406,187	219,137	625,324
Total	$3,301,016	$1,251,070	$4,552,086

Effect of Currency Translation
Food	$1,014	$53,907	$54,921
Facilities	—	6,708	6,708
Total	$1,014	$60,615	$61,629

Adjusted Revenue (Organic)
Food	$2,895,843	$1,085,840	$3,981,683
Facilities	406,187	225,845	632,032
Total	$3,302,030	$1,311,685	$4,613,715

Revenue Growth (as reported)
Food	4.8%	4.6%	4.7%
Total	2.7%	4.7%	3.3%

Adjusted Revenue Growth (Organic)
Food	4.8%	10.0%	6.2%
Total	2.8%	9.8%	4.7%

	Three Months Ended
	December 29, 2023
	FSS United States	FSS International	Aramark and Subsidiaries
Revenue (as reported)
Food	$2,763,396	$986,847	$3,750,243
Facilities	449,336	208,186	657,522
Total	$3,212,732	$1,195,033	$4,407,765